Exhibit 99.1

SOLID POWER REPORTS FIRST QUARTER 2026 RESULTS

LOUISVILLE, Colo., May 5, 2026 – Solid Power, Inc. (Nasdaq: SLDP), a leading developer of solid-state battery technology, today announced its operational and financial results for the first quarter of 2026.

Recent Business Highlights

•	Completed site acceptance testing for the SK On pilot cell line.

•	Began facilities construction and completed factory acceptance testing of all key equipment for our continuous manufacturing pilot line for sulfide electrolyte production; commissioning remains on track for the end of 2026.

•	Provided Samsung SDI with electrolyte under the Joint Evaluation Agreement with Samsung SDI and BMW and continued sampling to other customers.

•	Continued to explore potential partners for commercial-scale electrolyte production in the Republic of Korea.

•	Maintained financial discipline and completed a $130 million registered direct offering.

“Completion of site acceptance testing marks an important moment in our partnership with SK On and the final milestone under the line installation agreement,” said John Van Scoter, President and Chief Executive Officer of Solid Power. “We are proud that cell production lines using our technology are now on three continents—at our facilities in Colorado and our partners’ facilities in Germany and the Republic of Korea. We are encouraged by our progress in the first quarter of 2026 and remain focused on supporting our customers this year.”

First Quarter 2026 Financial Highlights

Solid Power delivered $3.1 million in revenue and grant income during the first quarter of 2026. Revenue recognized was primarily attributable to progress towards the site acceptance testing milestone under our line installation agreement with SK On. Grant income recognized consisted of performance on an assistance agreement with the U.S. Department of Energy.

Operating expenses were $29.4 million in the first quarter of 2026 compared to $30.0 million in the first quarter of 2025, with the reduction driven by timing of supplier and material shipments. First quarter 2026 operating loss was $26.3 million, and net loss was $13.0 million, or $(0.06) per share.

Balance Sheet and Liquidity

Solid Power’s liquidity position remains strong. Total liquidity as of March 31, 2026, was $435.3 million, as shown below.

(in thousands)	March 31, 2026	December 31, 2025
Cash and cash equivalents	$31,509	$21,607

Available-for-sale securities	403,763	314,843
Total liquidity	$435,272	$336,450

As of March 31, 2026, contract assets and accounts receivables were $12.7 million and total current liabilities were $17.1 million. Solid Power raised proceeds, net of fees and expenses, of $121.3 million from a registered direct offering during the first quarter of 2026.

First quarter 2026 capital expenditures totaled $1.7 million, primarily representing costs for construction of a continuous electrolyte production pilot line.

Webcast and Conference Call

Solid Power will host a conference call at 2:30 p.m. MT (4:30 p.m. ET) today, May 5, 2026. Participating on the call will be John Van Scoter, President and Chief Executive Officer, and Linda Heller, Chief Financial Officer.

The call may be accessed through a live audio webcast on Solid Power’s Investor Relations website at www.solidpowerbattery.com/investor-relations. An audio replay will be available at the same location.

About Solid Power, Inc.

Solid Power is developing solid-state battery technology to enable the next generation of batteries for the fast-growing EV and other markets. Solid Power’s core technology is its electrolyte material, which Solid Power believes can enable extended driving range, longer battery life, improved safety, and lower cost compared to traditional lithium-ion. Solid Power’s business model – selling its electrolyte to cell manufacturers and licensing its cell designs and manufacturing processes – distinguishes the company from many of its competitors who plan to be commercial battery manufacturers. Ultimately, Solid Power endeavors to be a leading producer and distributor of sulfide-based solid electrolyte material for powering both EVs and other applications. For more information, visit http://www.solidpowerbattery.com/.

Forward-Looking Statements

All statements other than statements of present or historical fact contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Solid Power’s or its management team’s expectations, objectives, beliefs, intentions or strategies regarding the future. When used herein, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “outlook,” “seek,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include our financial guidance for 2026; our future financial performance, strategy, expansion plans, including plans related to the expansion of our electrolyte production capabilities, market opportunity, operations, and operating results; estimated revenues or losses; projected costs; future prospects; and plans and objectives of management. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Readers are cautioned not to put undue reliance on forward-looking statements and Solid Power cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Solid Power, including the following factors: (i) risks relating to the uncertainty of the success of our research and development efforts, including our ability to achieve the technological objectives or results that our partners require and our ability to commercialize our technology in advance of competing technologies and our competitors; (ii) risks relating to our status as a research and development stage company with a history of financial losses with an expectation of incurring significant expenses and continuing losses for the foreseeable future, including execution of our business plan and the timing of expected business milestones; (iii) risks relating to the non-exclusive nature of our partnerships, our ability to secure new business relationships, and our ability to manage these relationships; (iv) our ability to negotiate and execute commercial agreements with our partners and customers on commercially reasonable terms; (v) broad market adoption of EVs and other technologies where we are able to deploy our technology, if developed successfully; (vi) our success attracting and retaining our executive officers, key employees, and other qualified personnel; (vii) our ability to protect and maintain our owned and exclusively-licensed intellectual property, including in jurisdictions outside of the United States; (viii) our ability to secure government contracts and grants, changes in government priorities with respect to our government contracts and grants or government funding reductions or delays, and the availability of government subsidies and economic incentives; (ix) delays in the construction and operation of facilities that meet our short-term research and development and long-term electrolyte production requirements; (x) changes in applicable laws or regulations, including tariffs; (xi) risks relating to, and potential liabilities resulting from, our information technology infrastructure and data security incidents, threats, breaches, or attacks; and (xii) risks relating to other economic, business, or competitive factors in the United States and other jurisdictions, including supply chain interruptions and changes in market conditions, and our ability to manage these risks and uncertainties. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” sections of Solid Power’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents filed by Solid Power from time to time with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Solid Power gives no assurance that it will achieve its expectations.

Contacts

investors@solidpowerbattery.com

press@solidpowerbattery.com

Source: Solid Power, Inc.

Solid Power, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and number of shares)

	March 31, 2026
	(Unaudited)	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$31,509	$21,607
Marketable securities	223,899	229,177
Accounts receivable	4,221	2,155
Contract assets	8,480	7,490
Prepaid expenses and other current assets	6,634	6,998
Total current assets	274,743	267,427
Long-Term Assets
Property, plant and equipment, net	84,939	86,318
Right-of-use operating lease assets, net	6,491	6,727
Investments	181,000	86,997
Intangible assets, net	2,161	2,166
Other assets	962	1,059
Loan receivable from equity method investee	4,432	4,398
Total long-term assets	279,985	187,665
Total assets	$554,728	$455,092
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable and other accrued liabilities	12,488	8,521
Deferred revenue	198	198
Deferred revenue from related parties	172	172
Accrued compensation	3,308	7,043
Operating lease liabilities	886	861
Total current liabilities	17,052	16,795
Long-Term Liabilities
Warrant liabilities	4,240	13,881
Operating lease liabilities	6,877	7,129
Other liabilities	1,102	1,113
Total long-term liabilities	12,219	22,123
Total liabilities	29,271	38,918
Mezzanine Equity
Mezzanine Equity	401	470
Stockholders’ Equity
Common Stock, $0.0001 par value; 2,000,000,000 shares authorized; 224,519,421 and 201,181,175 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	22	20
Additional paid-in capital	813,922	690,234
Accumulated deficit	(287,835)	(274,904)
Accumulated other comprehensive income	(1,053)	354
Total stockholders’ equity	525,056	415,704
Total liabilities, mezzanine equity and stockholders’ equity	$554,728	$455,092

Solid Power, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except number of shares and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues and Grant Income
Revenue	$2,105	$5,125
Grant income	968	891
Total revenue and grant income	3,073	6,016
Operating Expenses
Direct costs	3,548	2,696
Research and development	17,749	19,022
Selling, general and administrative	8,122	8,327
Total operating expenses	29,419	30,045
Operating Loss	(26,346)	(24,029)
Nonoperating Income and Expense
Interest income	4,012	3,599
Change in fair value of warrant liabilities	9,642	5,879
Interest expense	(197)	(8)
Other income (expense)	17	(522)
Total nonoperating income and expense	13,474	8,948
Pretax Loss	$(12,872)	$(15,081)
Income tax expense	84	—
Share of net loss of equity method investee	72	70
Net Loss Attributable to Common Stockholders	$(13,028)	$(15,151)
Other Comprehensive Income (Loss)	(1,407)	173
Comprehensive Loss Attributable to Common Stockholders	$(14,435)	$(14,978)
Basic and diluted loss per share	$(0.06)	$(0.08)
Weighted average shares outstanding – basic and diluted	217.299,594	181,404,557

Solid Power, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(in thousands, except par value, share amounts, and per share amounts)

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities
Net loss	$(13,028)	$(15,151)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	4,733	4,541
Amortization of right-of-use assets	303	322
Loss on sales of property, plant and equipment, net	181	444
Share of net loss of equity method investee	72	70
Stock-based compensation expense	2,706	1,830
Change in fair value of warrant liabilities	(9,642)	(5,879)
Accretion of discounts on other long-term liabilities	17	16
Accretion of loan receivable from equity method investee	(35)	(31)
Amortization of premiums and accretion of discounts on available-for-sale securities	(804)	(1,359)
Loss on change in assessment of finance lease purchase options	—	84
Change in operating assets and liabilities that provided (used) cash and cash equivalents:
Accounts receivable	(1,519)	(445)
Contract assets	(991)	—
Prepaid expenses and other current assets and other assets	1,642	(506)
Accounts payable and other accrued liabilities	1,574	(2,445)
Deferred revenue	—	(3,150)
Accrued compensation	(3,735)	(4,436)
Operating lease liabilities	(227)	(196)
Net cash and cash equivalents used in operating activities	(18,753)	(26,291)
Cash Flows from Investing Activities
Purchases of property, plant and equipment, net	(1,671)	(2,354)
Purchases of available-for-sale securities	(185,237)	(41,825)
Proceeds from sales of available-for-sale securities	94,620	75,156
Purchases of intangible assets	—	(478)
Net cash and cash equivalents (used in) provided by investing activities	(92,288)	30,499
Cash Flows from Financing Activities
Proceeds from exercise of stock options	6	181
Cash paid for withholding of employee taxes related to stock-based compensation	(358)	(261)
Payments on finance lease liabilities	(52)	(87)
Proceeds from the registered direct offering, net of fees	121,347	—
Net cash and cash equivalents provided by (used in) financing activities	120,943	(167)

Net increase in cash and cash equivalents	9,902	4,041
Cash and cash equivalents at beginning of period	21,607	25,413
Cash and cash equivalents at end of period	31,509	29,454

Supplemental information
Cash paid for interest	$4	$8
Accrued capital expenditures	2,509	1,689
Unpaid reimbursements on capital expenditures	547	382
Accrued direct offering costs for the issuance of common stock	11	—